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                                                                   EXHIBIT 99(A)

                                                                   Page 16 of 22

                                    EXHIBIT A

AGREEMENT OF REPORTING PERSONS

     Each of the undersigned hereby agrees that Amendment No. 2 to Schedule 13G filed on the date hereof with respect to the shares of Common Stock of Avenue A, Inc. has been filed on behalf of the undersigned.


SIGNATURE:

     Dated: February 7, 2003

Entities:

Oak Investment Partners VIII, Limited Partnership
Oak Associates VIII, LLC
Oak VIII Affiliates Fund, Limited Partnership
Oak VIII Affiliates, LLC
Oak Management Corporation


                                  By:     /s/ Edward F. Glassmeyer
                                       -------------------------------------
                                           Edward F. Glassmeyer, as
                                           General Partner or
                                           Managing Member or as
                                           Attorney-in-fact for the
                                           above-listed entities

Individuals:

Bandel L. Carano
Gerald R. Gallagher
Edward F. Glassmeyer
Fredric W. Harman
Ann H. Lamont


                                  By:     /s/ Edward F. Glassmeyer
                                       -------------------------------------
                                           Edward F. Glassmeyer,
                                           Individually and as
                                           Attorney-in-fact for the
                                           above-listed individuals